                    Consent of Weinick, Sanders & Co. LLP
                  (Independent Certified Public Accountants)



     We consent to the use in Amendment No. 4 to the Registration Statement on Form SB-2 under the Securities Exchange Act of 1933 of our report dated
August 17, 1995 (except for Note 7(d) as to which the date is September 22,
1995) on the consolidated statements of income, stockholder's equity and cash flows of Gilman & Ciocia, Inc. for the year ended June 30, 1995 and to the reference to our firm under the heading "Experts" in the Prospectus.



                                             /s/ Weinick, Sanders & Co. LLP
                                             ------------------------------
                                                 Weinick, Sanders & Co. LLP



New York, New York
February 5, 1997